As filed with the Securities and Exchange Commission on August 13, 1999

                                                     Registration No.



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------

                           ARTESYN TECHNOLOGIES, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Florida                                       59-1205269
-----------------------------------               -----------------------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                           7900 Glades Road, Suite 500
                            Boca Raton, Florida 33434
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                    1990 OUTSIDE DIRECTORS STOCK OPTION PLAN
                    ----------------------------------------
                            (Full title of the plan)

                               Joseph M. O'Donnell
                                    President
                           Artesyn Technologies, Inc.
                           7900 Glades Road, Suite 500
                            Boca Raton, Florida 33434
                                 (561) 451-1000
                   -------------------------------------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                           STEPHEN A. OLLENDORFF, ESQ.
                           Kirkpatrick & Lockhart LLP
                           1251 Avenue of the Americas
                                   45th Floor
                             New York, NY 10020-1104
                                 (212) 536-4030

================================================================================
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of                       Proposed           Proposed
securities                     maximum            maximum
  to be          Amount        offering           aggregate       Amount of
registered       to be         price per          offering        registration
               registered      share (1)          price (2)          fee
--------------------------------------------------------------------------------
Common
Stock,           500,000      $22.1875           $10,739,375     $2,986.00
$.01 par         shares
value per
share
--------------------------------------------------------------------------------

     (1) Based on the average of the high and low sale prices of the Common Stock of the Registrant, as reported on The Nasdaq National Stock Market, on August 6, 1999, in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

     (2) This amount is equal to the sum of (a) the aggregate option price of 90,000 of the 500,000 shares of Common Stock of the Registrant subject to options previously granted under the Registrant's 1990 Outside Directors Stock Option Plan as of May 6, 1999, and (b) the assumed aggregate option price of the remaining 410,000 shares of Common Stock being registered hereunder, based upon the market price of the Common Stock of the Registrant on August 6, 1999, in accordance with Rule 457 (c) and (h) under the Securities Act.

     In accordance with the provisions of Rule 462 promulgated under the Securities Act, this Registration Statement will become effective upon filing with the Commission.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement covers additional securities of the same class (i.e., Common Stock) as the securities for which a Registration Statement filed October 18, 1995 on Form S-8 (File No. 33-63501) relating to the 1990 Directors Stock Option Plan, is already effective under the Securities Act.

ITEM 3.   Incorporation of Documents by Reference.
-------   ----------------------------------------

     The Registrant hereby incorporates by reference in this Registration Statement the contents of the Registration Statement on Form S-8, Commission File number 33-63501 dated October 18, 1995, and all other documents and reports filed by the Registrant since such date with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934.


ITEM 8.   Exhibits.
-------   ---------

Exhibit No.     Description
-----------     -----------

 4.1            1990 Directors Stock Option Plan, as amended

 5.1 Opinion of Bert Sager, special counsel to the Registrant, with respect to the legality of the securities being registered hereunder

23.1 Consent of Arthur Andersen LLP, independent certified public accountants for the Registrant

23.2 Consent of Bert Sager, special counsel to the Registrant (included in the opinion filed as Exhibit 5.1 hereto)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Boca Raton, State of Florida, on this 12th day of August, 1999.

                           ARTESYN TECHNOLOGIES, INC.
                           (Registrant)


                           By:Joseph M. O'Donnell
                              ------------------------------------
                              Joseph M. O'Donnell, President
                              and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                              Date

Joseph M. O'Donnell
-------------------------------  President and Chief Executive  August 12, 1999
Joseph M. O'Donnell              Officer (Principal Executive
                                 Officer)


Richard J. Thompson
-------------------------------  Vice President, Finance and    August 12, 1999
Richard J. Thompson              Chief Financial Officer,
                                 and Secretary (Principal
                                 Financial and Accounting
                                 Officer)


Edward S. Croft, III
-------------------------------  Director                       August 12, 1999
Edward S. Croft, III


Fred C. Lee
-------------------------------  Director                       August 12, 1999
Fred C. Lee

Lawrence J. Mattews
-------------------------------  Director                       August 12, 1999
Lawrence J. Matthews


Stephen A. Ollendorff
-------------------------------  Director                       August 12, 1999
Stephen A. Ollendorff


Phillip A. O'Reilly
-------------------------------  Director                       August 12, 1999
Phillip A. O'Reilly


Bert Sager
-------------------------------  Director                       August 12, 1999
Bert Sager


A. Eugene Sapp
-------------------------------  Director                       August 12, 1999
A. Eugene Sapp


Ronald D. Schmidt
-------------------------------  Director                       August 12, 1999
Ronald D. Schmidt


Lewis Solomon
-------------------------------  Director                       August 12, 1999
Lewis Solomon


John M. Steel
-------------------------------  Director                       August 12, 1999
John M. Steel

                                  Exhibit Index



Exhibit No.      Description                                          Page

4.1             1990 Outside Directors Stock Option                     7
                Plan, as amended

5.1             Opinion of Bert Sager, special                         15
                counsel to the Registrant, with respect
                to the legality of the securities
                being registered hereunder

23.1            Consent of Arthur Andersen LLP,                        17
                independent certified public
                accountants for the Registrant

23.2            Consent of Bert Sager, special                          7
                counsel to the Registrant (included
                in the opinion filed as Exhibit 5.1
                hereto)